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                                                                     EXHIBIT 5.1

            OPINION OF McCUTCHEN, DOYLE, BROWN & ENERSEN, LLP AS TO
                           LEGALITY OF THE SECURITIES

                     McCutchen, Doyle, Brown & Enersen, LLP
                                 2100 Geng Road
                          Palo Alto, California 94303


March 6, 1997


California Water Service Group
1720 N. First Street
San Jose, California  95112

Ladies and Gentlemen:

                  California Water Service Group, a California corporation ("Holding Company"), has requested our opinion in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed by it today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the shares of its Common Stock, no par value, and its Preferred Stock, par value $25 (the "Holding Company Common Stock" and the "Holding Company Preferred Stock," respectively), to be issued in connection with the merger (the "Merger") of CWSG Merger Company, a California corporation ("Merger Company") into California Water Service Company, a California corporation ("Cal Water"), pursuant to the Agreement of Merger dated as of March 6, 1997, among Cal Water, Holding Company and Merger Company ("Agreement").

                  We have examined and are relying on originals, or copies which have been certified or otherwise identified to our satisfaction, of the Agreement, the Restated Articles of Incorporation and Bylaws of the Holding Company and such other corporate records, such other instruments, certificates and representations of public officials, officers and representatives of Holding Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

                  Based on the foregoing, it is our opinion that the shares of Holding Company Common Stock and Holding Company Preferred Stock to be issued upon consummation of the Merger pursuant to and in accordance with the Agreement will upon such consummation be duly authorized, validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not hereby admit that we are experts with respect

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                  to any part of the Registration Statement within the meaning of the term "expert" as used in the Act or the rules and regulations of the Commission issued thereunder.



                                Very truly yours,
                                McCUTCHEN, DOYLE, BROWN & ENERSEN, LLP




                                By: /s/ WILLIAM J. NEWELL
                                   ------------------------------
                                       A Member of the Firm